UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ___________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       May 17, 2006
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                           ENZON PHARMACEUTICALS, INC.

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             (Exact name of registrant as specified in its charter)



  Delaware                    0-12957                           22-2372868

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(State or other           (Commission File No.)     (IRS Identification No.)
jurisdiction of
incorporation)

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                685 Route 202/206, Bridgewater, New Jersey 08807

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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code (908) 541-8600
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(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

     [ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AMENDMENT OF 2001 STOCK INCENTIVE PLAN

     On May 18, 2006, at Enzon's 2006 Annual Meeting of Stockholders (the "Annual Meeting"), Enzon's stockholders approved the amendment of Enzon's 2001 Incentive Stock Plan (the "Plan") increasing the number of shares of common stock issuable thereunder by an additional 4,000,000 shares to 10,000,000 shares. The foregoing description of the amendment is qualified in its entirety by reference to the full text of the Plan that is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

     On May 17, 2006, the Company entered into an agreement to sell $225 million aggregate principal amount of its 4% senior convertible notes due 2013 in connection with a private placement of the notes. Pursuant to the agreement, the Company has granted the initial purchasers the right to purchase up to an additional $50 million aggregate principal amount of the notes for the sole purpose of covering over allotments. The net proceeds after deducting the initial purchasers' discount of approximately $5.9 million (or $7.2 million if the over allotment option is exercised in full) and offering expenses are expected to be $218.8 million (or $267.5 million if the over allotment option is exercised in full). The notes are convertible at the option of the holder into the Company's common stock at a conversion price of $9.55 per share, which is subject to anti-dilution adjustments. The private placement is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 144A promulgated thereunder. The completion of the private placement is subject to customary closing conditions.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     At the Annual Meeting, Enzon's stockholders, upon the recommendation of the Company's Board of Directors, approved the amendment and restatement of Enzon's Restated Certificate of Incorporation to increase the authorized shares of the Company's common stock from 90,000,000 to 170,000,000 shares. As a result of this stockholder approval, Enzon filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 18, 2006. A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

     On May 18, 2006, Enzon issued a press release announcing the approval by its stockholders of the Company's proposals at the Annual Meeting. A copy of Enzon's press release dated May 18, 2005 is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

EXHIBIT NO.       DESCRIPTION

3.1 Amended and Restated Certificate of Incorporation of Enzon Pharmaceuticals, Inc.

10.1 2001   Incentive   Stock   Plan,   as  amended  and   restated,   of  Enzon
     Pharmaceuticals, Inc.

99.1 Press Release of Enzon Pharmaceuticals, Inc. dated May 18, 2006





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 19, 2006

                                   By:/s/ CRAIG A. TOOMAN

                                   Craig A. Tooman
                                   Executive Vice President, Finance and Chief
                                   Financial Officer